EXHIBIT 99.1

Qumu Reports Second Quarter 2019 Results, Reiterates Annual Financial Guidance
Strong Sales Pipeline, Expanding Gross Margin and Record Customer Retention Will Drive Anticipated Growth in Second Half of Year

Conference Call Today, July 30, 2019 at 4:30 p.m. ET

Minneapolis, MN – July 30, 2019 – Qumu Corporation (NASDAQ: QUMU) today reported financial results for the second quarter and six months ended June 30, 2019. The Company reported second quarter revenue of $5.4 million, net loss of $(3.6) million and adjusted EBITDA, a non-GAAP measure, of $(1.4) million, and ended the quarter with cash of $7.3 million. Management also reiterated its financial guidance for the fiscal year ending December 31, 2019.

Management Commentary
"In the second quarter we generated consistent improvements in a number of key operating metrics, including improved customer retention, year-over-year expansion of our gross margins and incremental reductions to our operating expenses,” said Vern Hanzlik, Qumu’s President and CEO. “We did encounter minor delays in certain new contract signings that impacted our topline results for the period. However, several of the deals that we had expected to close in Q2 have subsequently closed or are tracking to close in Q3. Overall, we’re still tracking well against our long-term growth plan, and we remain highly confident in our ability to meet our financial guidance for 2019.”

“Looking ahead, our robust sales pipeline gives us additional confirmation in the effectiveness of our sales and marketing program, which has us well-positioned to close additional deals throughout the remainder of the year. Better yet, we are regularly unseating direct competitors in large enterprise deals, including deployments for our newest technologies, such as Unified Communications Gateway and Hybrid Cloud, which also speaks to the quality of our offerings relative to the rest of the market,” noted Hanzlik.

“As of today, we are currently running the highest number of proof-of-concepts I’ve seen in my four years as President and CEO. At the same time, customer retention remains at an all-time high of 93.2%, and gross margin is steadily growing on a year-over-year basis, reaching 71% in the quarter, showing the leverage and scalability of our operations. On the channel partner side, Qumu recently passed British Telecom’s stringent onboarding requirements, officially making Qumu an approved vendor within BT’s video solution portfolio, which should provide additional growth. With a solid foundation and building operational momentum, we remain increasingly well-positioned to benefit from the transition to video as a mission-critical component for large enterprises."

Second Quarter 2019 Financial Details
For the three months ended June 30, 2019, revenue was $5.4 million, compared to $7.6 million for last year's second quarter, and net loss was $(3.6) million, or $(0.37) per diluted share, compared to $(1.5) million, or $(0.16) per diluted share, for the second quarter 2018. Net loss was negatively impacted by a significant increase in the fair value of the Company’s warrant liability due primarily to the Company’s stock price increasing 69% during the second quarter 2019, which resulted in a non-cash expense of $1.4 million, or $(0.15) per diluted share. For the three months ended June 30, 2019, adjusted EBITDA was $(1.4) million, compared to adjusted EBITDA of $71,000 for the second quarter 2018.

Six Month 2019 Financial Details
For the six months ended June 30, 2019, revenue was $12.5 million, compared to $12.5 million for the corresponding 2018 period, and net loss was $(4.6) million, or $(0.47) per diluted share, compared to $(6.1) million, or $(0.64) per diluted share, for the corresponding 2018 period. Net loss was negatively impacted by a material increase in the fair value of the Company’s warrant liability due primarily to the Company’s stock price increasing 118% during the first half of 2019, which resulted in a non-cash expense of $1.7 million, or $(0.18) per diluted share. For the six months ended June 30, 2019, adjusted EBITDA was $(1.2) million, an improvement from adjusted EBITDA of $(2.8) million for the six months ended June 30, 2018.

Other Financial Highlights

•
Gross margin was 70.9% for the second quarter 2019, compared to 68.5% for second quarter 2018, and 75.1% for the six months ended June 30, 2019, compared to 63.7% for the six months ended June 30, 2018.

•	Cash and cash equivalents totaled $7.3 million as of June 30, 2019, compared to $8.6 million as of both March 31, 2019 and December 31, 2018.

•
Subscription, maintenance and support revenue was $4.2 million and $4.1 million for the three months ended June 30, 2019 and 2018, respectively, and $9.7 million and $8.2 million for the six months ended June 30, 2019 and 2018, respectively.

•
Software license and appliance revenue was $689,000 and $2.9 million for the three months ended June 30, 2019 and 2018, respectively, and $1.7 million and $3.3 million for the six months ended June 30, 2019 and 2018, respectively.

•
Operating expenses decreased $195,000 and $698,000 during the three and six months ended June 30, 2019, respectively, compared to the corresponding 2018 periods, reflecting the impact of the Company's improved operating efficiencies.

Business Outlook
The Company is reiterating its previously issued financial guidance for 2019:

•	Annual contract value bookings growth is expected to be 20% to 25% in 2019 compared to 2018.

•	Revenue for 2019 is expected to be approximately $27 million. Gross margin percentage is expected to be in the high 60s to low 70s.

•
Net loss for 2019 is expected to be approximately $(5.1) million. Adjusted EBITDA for 2019 is expected to be approximately $(1.5) million. Forecasted adjusted EBITDA for 2019 excludes forecasted interest expense of approximately $1.0 million, income tax benefit of approximately $(0.2) million, depreciation expense of approximately $0.3 million, amortization of acquired intangible assets of approximately $1.2 million, stock-based compensation of approximately $0.9 million, and increase in warrant liability of approximately $0.4 million.

Conference Call
Qumu President and CEO Vern Hanzlik and CFO Dave Ristow will host a conference call today (July 30, 2019) at 4:30 p.m. Eastern time, followed by a question and answer period.

U.S. Dial-In Number: 877-456-6914
International Dial-In Number: 929-387-3794

Investors can also access a webcast of the live conference call by linking through the Investor Relations section of the Qumu website at https://qumu.com/en/investor-relations/. The webcast will be archived on Qumu’s website for one year.

Non-GAAP Information
To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company uses adjusted EBITDA, a non-GAAP measure, which excludes certain items from net income (loss), a GAAP measure. Adjusted EBITDA excludes items related to interest income and expense, the impact of income-based taxes, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, foreign currency gains and losses, and other non-operating income and expenses.

The Company uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the Company’s performance. The Company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the Company's results of operations from the same perspective as management and the Company's board of directors. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

See the attached Supplemental Financial Information for a reconciliation of net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure, for the three and six months ended June 30, 2019 and 2018.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, for example, statements about: the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue and the demand for the Company’s products or software. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and other factors set forth in the Company’s filings with the Securities and Exchange Commission.

About Qumu
Qumu Corporation (Nasdaq: QUMU) is the leading provider of best-in-class tools to create, manage, secure, distribute and measure the success of live and on-demand video for the enterprise. Backed by the most trusted and experienced team in the industry, the Qumu platform enables global organizations to drive employee engagement, increase access to video, and modernize the workplace by providing a more efficient and effective way to share knowledge.

Company Contact:
Dave Ristow
Chief Financial Officer
Qumu Corporation
Dave.Ristow@qumu.com
+1.612.638.9045

Investor Contact:
Matt Glover or Tom Colton
Gateway Investor Relations
QUMU@gatewayir.com
+1.949.574.3860

QUMU CORPORATION
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Software licenses and appliances	$689	$2,867	$1,694	$3,318
Service	4,676	4,759	10,769	9,139
Total revenues	5,365	7,626	12,463	12,457
Cost of revenues:
Software licenses and appliances	336	804	647	1,139
Service	1,227	1,602	2,453	3,379
Total cost of revenues	1,563	2,406	3,100	4,518
Gross profit	3,802	5,220	9,363	7,939
Operating expenses:
Research and development	1,838	1,639	3,512	3,542
Sales and marketing	2,212	2,412	4,564	4,592
General and administrative	1,579	1,747	3,325	3,928
Amortization of purchased intangibles	201	227	419	456
Total operating expenses	5,830	6,025	11,820	12,518
Operating loss	(2,028)	(805)	(2,457)	(4,579)
Other income (expense):
Interest expense, net	(214)	(510)	(419)	(1,354)
Decrease (increase) in value of warrant liability	(1,436)	(278)	(1,725)	109
Other, net	66	(16)	35	(403)
Total other expense, net	(1,584)	(804)	(2,109)	(1,648)
Loss before income taxes	(3,612)	(1,609)	(4,566)	(6,227)
Income tax benefit	(11)	(78)	(15)	(166)
Net loss	$(3,601)	$(1,531)	$(4,551)	$(6,061)

Net loss per share – basic and diluted:
Net loss per share	$(0.37)	$(0.16)	$(0.47)	$(0.64)
Weighted average shares outstanding	9,861	9,484	9,775	9,427

QUMU CORPORATION
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

Assets	June 30, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$7,349	$8,636
Receivables, net	2,969	6,278
Contract assets	1,495	485
Income taxes receivable	352	327
Prepaid expenses and other current assets	1,909	2,192
Total current assets	14,074	17,918
Property and equipment, net	623	545
Right of use assets – operating leases	1,060	—
Intangible assets, net	3,599	4,247
Goodwill	6,949	6,971
Deferred income taxes, non-current	46	55
Other assets, non-current	442	544
Total assets	$26,793	$30,280
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$2,375	$2,838
Accrued compensation	842	1,548
Deferred revenue	8,592	9,672
Operating lease liabilities	435	—
Deferred rent	—	45
Financing obligations	277	152
Term loan	3,693	—
Warrant liability	4,523	2,798
Total current liabilities	20,737	17,053
Long-term liabilities:
Deferred revenue, non-current	1,295	1,672
Income taxes payable, non-current	574	563
Deferred tax liability, non-current	—	2
Operating lease liabilities, non-current	1,038	—
Deferred rent, non-current	—	302
Financing obligations, non-current	125	57
Term loan, non-current	—	3,431
Other liabilities, non-current	—	195
Total long-term liabilities	3,032	6,222
Total liabilities	23,769	23,275
Stockholders’ equity:
Common stock	99	96
Additional paid-in capital	69,484	69,072
Accumulated deficit	(63,236)	(58,875)
Accumulated other comprehensive loss	(3,323)	(3,288)
Total stockholders’ equity	3,024	7,005
Total liabilities and stockholders’ equity	$26,793	$30,280

QUMU CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Six Months Ended June 30,
	2019	2018
Operating activities:
Net loss	$(4,551)	$(6,061)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	809	1,347
Stock-based compensation	425	438
Accretion of debt discount and issuance costs	263	1,035
Gain on lease modification	(21)	—
Loss on lease contract termination	—	177
Decrease in value of warrant liability	1,725	(109)
Deferred income taxes	7	(72)
Changes in operating assets and liabilities:
Receivables	3,290	588
Contract assets	(1,010)	211
Income taxes receivable / payable	(15)	(130)
Prepaid expenses and other assets	586	197
Accounts payable and other accrued liabilities	(397)	(1,019)
Accrued compensation	(711)	(604)
Deferred revenue	(1,445)	938
Deferred rent	—	(144)
Other non-current liabilities	(24)	436
Net cash used in operating activities	(1,069)	(2,772)
Investing activities:
Purchases of property and equipment	(43)	(73)
Net cash used in investing activities	(43)	(73)
Financing activities:
Proceeds from term loan and warrant issuance	—	10,000
Principal payments on term loans	—	(8,000)
Payments for term loan issuance costs	—	(1,308)
Principal payments on financing obligations	(158)	(247)
Proceeds from employee stock plans	42	—
Common stock repurchases to settle employee withholding liability	(53)	(27)
Net cash provided by (used in) financing activities	(169)	418
Effect of exchange rate changes on cash	(6)	(61)
Net decrease in cash and cash equivalents	(1,287)	(2,488)
Cash and cash equivalents, beginning of period	8,636	7,690
Cash and cash equivalents, end of period	$7,349	$5,202

QUMU CORPORATION
Supplemental Financial Information
(unaudited - in thousands)

A summary of revenue is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Software licenses and appliances	$689	$2,867	$1,694	$3,318
Service
Subscription, maintenance and support	4,154	4,122	9,717	8,160
Professional services and other	522	637	1,052	979
Total service	4,676	4,759	10,769	9,139
Total revenue	$5,365	$7,626	$12,463	$12,457

A reconciliation from GAAP results to adjusted EBITDA is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net loss	$(3,601)	$(1,531)	$(4,551)	$(6,061)
Interest expense, net	214	510	419	1,354
Income tax benefit	(11)	(78)	(15)	(166)
Depreciation and amortization expense:
Depreciation and amortization in cost of revenues	—	2	—	5
Depreciation and amortization in operating expenses	86	126	159	295
Total depreciation and amortization expense	86	128	159	300
Amortization of intangibles included in cost of revenues	114	293	231	591
Amortization of intangibles included in operating expenses	201	227	419	456
Total amortization of intangibles expense	315	520	650	1,047
Total depreciation and amortization expense	401	648	809	1,347
EBITDA	(2,997)	(451)	(3,338)	(3,526)
Increase (decrease) in fair value of warrant liability	1,436	278	1,725	(109)
Other (income) expense, net	(66)	16	(35)	403
Stock-based compensation expense:
Stock-based compensation included in cost of revenues	6	8	14	18
Stock-based compensation included in operating expenses	188	220	411	420
Total stock-based compensation expense	194	228	425	438
Adjusted EBITDA	$(1,433)	$71	$(1,223)	$(2,794)